SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               IMO INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                               IMO INDUSTRIES INC.

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
      5) Total fee paid:
         -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1) Amount previously paid:
         -----------------------------------------------------------------------
      2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
      3) Filing Party:
         -----------------------------------------------------------------------
      4) Date Filed:
         -----------------------------------------------------------------------

                              IMO INDUSTRIES INC.

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

                          ---------------------------

To the Stockholders of Imo Industries Inc.:

     The Annual Meeting of Stockholders of Imo Industries Inc. (the "Company") will be held at 10 a.m., local time, on Tuesday, May 20, 1997 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540, for the following purposes:

          1. To elect two Class II directors, to serve until the expiration of their three-year terms and until their successors are elected;

          2. To consider and vote upon the election of Ernst & Young LLP as auditors for the Company for its 1997 fiscal year; and

          3. To consider such other matters as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 25, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for its fiscal year ended December 31, 1996 is being mailed to stockholders together with this Notice.

     Whether or not you expect to attend the Annual Meeting in person, please fill in, sign and return the enclosed form of proxy in the envelope provided.

                                          By Order of the Board of Directors,


                                          /s/ Thomas J. Bird
                                          ------------------------------------
                                          THOMAS J. BIRD
                                          Executive Vice President,
                                          General Counsel and Secretary

April 4, 1997
Lawrenceville, New Jersey

                              IMO INDUSTRIES INC.
                          ---------------------------

     This Proxy Statement and the accompanying form of proxy, which are first being mailed to stockholders on or about April 4, 1997, are furnished in connection with the solicitation by the Board of Directors of Imo Industries Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10 a.m., local time, on Tuesday, May 20, 1997 and at any adjournment thereof, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540. The Company's principal executive offices are located at 1009 Lenox Drive, Lawrenceville, New Jersey 08648.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for directors named below and in favor of the adoption of proposal 2 referred to in the Notice of Annual Meeting. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of the Company.

     As of the close of business on March 25, 1997, the Company had outstanding 17,125,359 shares of Common Stock, $1.00 par value. A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting.

     Only holders of Common Stock of record at the close of business on March 25, 1997 will be entitled to notice of and to vote at the Annual Meeting. Each holder of shares of Common Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the record date.

     If a stockholder is a participant in the Company's Employees Stock Savings Plan, the proxy card will also serve as voting instructions to the trustees of the plan as to the voting of shares held in the plan. With respect to shares held in the plan for which proxy cards are not returned, those shares will be voted by the trustee in the same proportion as shares for which voting instructions have been received.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees in person or by telephone or other means of communication. Georgeson & Company Inc. has been retained by the Company to assist in the solicitation of proxies at a fee of approximately $7,500 plus reasonable expenses incurred in connection with its services. The Company, upon request therefor, will reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of February 28, 1997, the amount and percentage of the Company's Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock.

                                                                                    SHARES      PERCENTAGE OF
                                                                                  BENEFICIALLY   OUTSTANDING
                                NAME AND ADDRESS                                     OWNED      COMMON STOCK
                                ----------------                                  ------------  ------------
State of Wisconsin Investment Board.............................................    1,657,000(1)        9.7%
P.O. Box 7842
Madison, WI 53707

The Prudential Insurance Company of America.....................................    1,632,720(2)        9.4%
Prudential Plaza
Newark, NJ 07102-3777

C.S. McKee & Co.................................................................    1,344,150(3)        7.8%
1 Gateway Center
Pittsburgh, PA 15222

The TCW Group, Inc.
865 South Figueroa Street
Los Angeles, CA 90017
                                 ...............................................    1,102,300(4)        6.4%
Robert Day
200 Park Avenue, Suite 2200
New York, NY 10166

----------
(1) As reported by State of Wisconsin Investment Board as of December 31, 1996 in a filing made with the Securities and Exchange Commission.
(2) As reported to the Company by The Prudential Insurance Company of America ("Prudential") as of February 28, 1997. Of these shares, 200,000 shares are purchasable upon exercise of a currently exercisable warrant and 1,432,720 shares are shares over which Prudential may have direct or indirect voting and/or investment discretion held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.
(3) As reported to the Company by C.S. McKee as of February 28, 1997.
(4) As reported to the Company by The TCW Group, Inc. and Robert Day as of February 28, 1997. According to such information, Mr. Day may be deemed a controlling person of The TCW Group, Inc.

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount and percentage of the Company's outstanding Common Stock beneficially owned on February 28, 1997 by each director, nominee for director and executive officer named in the Summary Compensation Table set forth below under "Executive Compensation" and by all directors and executive officers as a group.

                                                                                SHARES           PERCENTAGE OF
      NAME OF INDIVIDUAL                                                     BENEFICIALLY         OUTSTANDING
      OR IDENTITY OF GROUP                                                    OWNED (1)        COMMON STOCK (2)
      --------------------                                                    ---------        ----------------
Donald K. Farrar.........................................................        594,998(3)              3.4%
James B. Edwards.........................................................         83,750(4)               --
Richard J. Grosh.........................................................         83,606(5)               --
Carter P. Thacher........................................................        117,750(4)               --
Donald C. Trauscht.......................................................          3,250(6)               --
Arthur E. Van Leuven.....................................................         58,750(7)               --
William M. Brown.........................................................         70,595(8)               --
John J. Carr.............................................................         56,788(9)               --
Brian Lewis..............................................................        83,005(10)               --
Thomas J. Bird...........................................................        42,886(11)               --
All directors and executive officers as a group (13 persons).............     1,227,027(12)              6.9%

----------
 (1) Information furnished by the directors and executive officers. Unless otherwise indicated, such persons have sole voting and sole investment power with respect to these shares. The number of shares reported as owned through the Company's Employees Stock Savings Plan has been calculated based upon such person's percentage interest in the total number of units outstanding in the Company's Common Stock fund under such plan.

 (2) Less than 1% unless otherwise indicated.

 (3) This total includes 93,000 shares owned by Mr. Farrar pursuant to restricted stock awards under the Company's Equity Incentive Plan for Key Employees (the "Equity Incentive Plan"), 132,500 shares as to which Mr. Farrar holds currently exercisable options to acquire under the Equity Incentive Plan and 192,498 shares owned by Mr. Farrar through the Company's Employees Stock Savings Plan.

 (4) This total includes 81,000 shares as to which the named individual holds currently exercisable options to acquire under the Company's Equity Incentive Plan for Outside Directors (the "1988 Director Plan") and the Company's 1995 Equity Incentive Plan for Outside Directors (the "1995 Director Plan") and 1,750 shares owned by such person pursuant to restricted stock awards under the 1995 Director Plan.

 (5) This total includes 81,000 shares as to which Dr. Grosh holds currently exercisable options to acquire under the 1988 Director Plan and the 1995 Director Plan and 1,750 shares owned by Dr. Grosh pursuant to restricted stock awards under the 1995 Director Plan. This total also includes 400 shares that are held by Dr. Grosh's wife, and Dr. Grosh disclaims beneficial ownership of these shares.

 (6) This total includes 1,000 shares as to which Mr. Trauscht holds currently exercisable options to acquire under the 1995 Director Plan and 1,750 shares owned by Mr. Trauscht pursuant to restricted stock awards under the 1995 Director Plan.

 (7) This total includes 41,000 shares as to which Mr. Van Leuven holds currently exercisable options to acquire under the 1988 Director Plan and the 1995 Director Plan, 16,000 shares held by a trust of which Mr. Van Leuven is trustee and settlor and 1,750 shares owned by Mr. Van Leuven pursuant to restricted stock awards under the 1995 Director Plan.

 (8) This total includes 52,570 shares as to which Mr. Brown holds currently exercisable options to acquire under the Equity Incentive Plan and 5,525 shares owned by Mr. Brown through the Company's Employees Stock Savings Plan.

 (9) This total includes 37,500 shares as to which Mr. Carr holds currently exercisable options to acquire under the Equity Incentive Plan and 7,188 shares owned by Mr. Carr through the Company's Employees Stock Savings Plan.

(10) This total includes 82,005 shares as to which Mr. Lewis holds currently exercisable options to acquire under the Equity Incentive Plan.

(11) This total includes 36,301 shares as to which Mr. Bird holds currently exercisable options to acquire under the Equity Incentive Plan and 6,585 shares owned by Mr. Bird through the Company's Employees Stock Savings Plan.

(12) This total includes the shares purchasable upon the exercise of the options referred to in footnotes (3) through (11) above and an additional 22,736 shares purchasable upon the exercise of options by other executive officers included in this group. This total also includes 2,000 shares that one of the other executive officers included in this group holds jointly with his wife.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no year-end reports on Form 5 under Section 16(a) of the Exchange Act were required for those persons, the Company believes that, during the period January 1, 1996 through December 31, 1996, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide that the directors of the Company shall be divided into three classes, designated as Class I, Class II and Class III, and that at each annual meeting of stockholders of the Company successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. The classes are staggered so that the term of one class expires each year. The terms of the Class I directors expire in 1999, and each third year thereafter; the terms of the Class II directors expire in 1997 and each third year thereafter; and the terms of the Class III directors expire in 1998 and each third year thereafter. Accordingly, the Class II directors are to be elected at the Annual Meeting.

     The number of directors constituting the entire Board of Directors is determined by the vote of a majority of the members of the Board of Directors and is currently fixed at six members. Two Class II directors are to be elected at the Annual Meeting. The Class II directors will serve for a term of three years and until their successors have been duly elected.

     The Board of Directors has nominated James B. Edwards and Carter P. Thacher for election as Class II directors, both of whom are incumbent directors. All proxies will be voted for the election of these nominees unless authority to vote for the election of a nominee is withheld. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve as a director if elected and does not intend to nominate any person in addition to or in lieu of these nominees.

     The two candidates for Class II directors receiving the highest number of votes cast at the Annual Meeting will be elected. Stockholders are not entitled to cumulate votes in the election of directors. Shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, and abstentions will not have any effect on the election of directors inasmuch as they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     Under the Company's By-Laws, no stockholder may nominate a candidate for election as a director unless information concerning such candidate equivalent to the information contained herein about the Board of Directors' nominees has been submitted to the Board of Directors at least 45 days before the date of the meeting of stockholders for the election of directors at which such nomination is proposed to be made. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

     The names of the nominees for Class II directors and the Class I and Class III directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

                                                                                              DIRECTOR    YEAR TERM
NAME                                   AGE                 PRINCIPAL OCCUPATION                 SINCE    WILL EXPIRE
----                                   ---                 --------------------                 -----    -----------
                                          NOMINEES FOR CLASS II DIRECTORS

James B. Edwards..................     69      President of the Medical University              1986        2000*
                                               of South Carolina
Carter P. Thacher.................     70      Chairman of Wilbur-Ellis Company                 1986        2000*

----------
* If elected at the Annual Meeting.

                         DIRECTORS CONTINUING IN OFFICE

CLASS I DIRECTORS

Richard J. Grosh..................     69      Independent Consultant; formerly Chairman and    1987        1999
                                               Chief Executive Officer of Ranco, Inc.
Arthur E. Van Leuven..............     71      Retired; formerly Chairman and Chief             1990        1999
                                               Executive Officer of Transamerica Finance
                                               Group, Inc. and Executive Vice President of
                                               Transamerica Corporation

CLASS III DIRECTORS

Donald K. Farrar..................     58      Chairman of the Board of Directors, President    1993        1998
                                               and Chief Executive Officer of the Company
Donald C. Trauscht................     63      Chairman of BW Capital Corporation; formerly     1996        1998
                                               Chairman and Chief Executive Officer of
                                               Borg-Warner Security Corporation

     Donald K. Farrar has served as the Chief Executive Officer and President of the Company since September 1993 and as the Company's Chairman of the Board since June 1994. From 1985 until December 1989, Mr. Farrar served as Senior Executive Vice President, Operations and a director of Textron, Inc. Prior thereto, he served in various positions, including President, Chief Operating Officer and a director of the Avco Corporation group of companies until its 1985 acquisition by Textron. From January 1990 until joining the Company, Mr. Farrar was a private investor.

     James B. Edwards is the President of the Medical University of South Carolina located in Charleston, South Carolina. Prior to assuming this position in November 1982, Dr. Edwards served as Governor of the State of South Carolina from January 1975 through January 1979. From February

1979 through December 1981, Dr. Edwards was in private practice as a maxiofacial surgeon. In January 1981, Dr. Edwards was named United States Secretary of Energy and held that position until November 1982. Dr. Edwards serves as a director of Phillips Petroleum Company, WMX Technologies, Inc., National Data Corporation and G.S. Industries, Inc.

     Richard J. Grosh is an independent consultant. From 1976 to 1987 he served as Chairman and Chief Executive Officer of Ranco, Inc., a manufacturer of automated controls located in Columbus, Ohio.

     Carter P. Thacher is the Chairman of Wilbur-Ellis Company, an export/import company based in San Francisco, California, the principal business of which is the domestic sale and distribution of agricultural chemical products. Mr. Thacher has served in this position since January 1967, and from January 1967 to December 1988 he also served as Chief Executive Officer.

     Donald C. Trauscht is currently the Chairman of BW Capital Corporation, an investment company. From 1967 to 1996, Mr. Trauscht held various positions with Borg-Warner Corporation, including Chairman and Chief Executive Officer, and various positions with Borg-Warner Security Corporation, including Chairman and Chief Executive Officer and other executive positions in finance and strategy. Prior to joining Borg-Warner Corporation, he served as President of Langevin Company, a California electronics manufacturer. Mr. Trauscht is also a director of Borg-Warner Security Corp., Baker Hughes Incorporated, Esco Electronics Corporation, Borg-Warner Automotive, Inc., Thiokol Corporation and Blue Bird Corporation.

     Arthur E. Van Leuven is retired. From 1977 to 1990, Mr. Van Leuven served as Chairman and Chief Executive Officer of Transamerica Finance Group, Inc., and from 1984 to 1990 he was additionally an Executive Vice President and a director of Transamerica Corporation, an insurance and financial services company based in San Francisco, California. From 1992 to 1993, Mr. Van Leuven served as the Chairman and President of IGYS Systems, Inc., located in Los Alamitos, California.

     During 1996, the Board of Directors held 11 meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which he served that were held during 1996.

DIRECTOR COMPENSATION

     In addition to expenses of attendance, which are paid to all directors, directors of the Company who are not also employees of the Company are currently paid an annual retainer of $12,000 for their services, a fee of $1,000 for each Board of Directors meeting attended, and a fee of $850 for each committee meeting attended, except that directors who attend more than one committee meeting in any one day are paid the fee for a single committee meeting, and directors who attend Board or committee meetings by telephone conference are entitled to receive one-half of the respective fee per meeting attended. Chairmen of committees are paid an additional annual fee of $2,000. Under the 1995 Director Plan, each outside director also receives, on an annual basis, restricted stock awards of 1,000 shares of the Company's Common Stock and non-qualified stock options exercisable for the purchase of 4,000 shares of the Company's Common Stock. Directors who are also employees of the Company are not separately compensated for services rendered as directors. In 1996, Messrs. Edwards, Grosh, Thacher, Trauscht and Van Leuven were each granted options to purchase 4,000 shares of the Company's

Common Stock at an exercise price of $7.875 per share and restricted stock awards of 1,000 shares of the Company's Common Stock under the 1995 Director Plan.

     Under the 1988 Director Plan, each person who was an outside director prior to July 1, 1990 was granted an option to purchase 80,000 shares of the Company's Common Stock, and each person who became an outside director after that date and prior to March 23, 1996 was granted an option to purchase 40,000 shares. The exercise price of each option granted under the 1988 Director Plan was equal to 100% of the fair market value of a share of the Company's Common Stock on a date five business days after the option was granted. Options for the purchase of 80,000 shares of the Company's Common Stock have been granted to four of the Company's outside directors at an exercise price of $16.1875 per share, and options for the purchase of 40,000 shares of the Company's Common Stock have been granted to another outside director at an exercise price of $10.375 per share. Outside directors who join the Board after March 22, 1995 are not entitled to receive stock options under the 1988 Director Plan.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has the following committees:

     Audit Committee. The Audit Committee is comprised of not fewer than three members of the Board of Directors, all of whom must be outside directors. Its primary functions are to: (i) recommend the appointment of independent auditors and review the fees charged by them; (ii) consult with independent auditors with regard to the scope and timing of the annual audit; (iii) review the audited financial statements, audit report and management letter; (iv) consult with independent auditors and internal audit management with regard to the adequacy of internal controls; (v) consult with Company management regarding the performance and adequacy of the internal auditing staff; and (vi) perform such collateral advisory and consulting services as the Board of Directors may request or the Audit Committee deems appropriate for the purpose of maintaining sound and adequate financial reporting and auditing practices. The members of the Audit Committee are Mr. Thacher, Chairman, Dr. Grosh and Mr. Trauscht. During 1996, the Audit Committee held four meetings.

     Compensation Committee. The Compensation Committee is comprised of not fewer than three members of the Board of Directors, all of whom must be outside directors. Its primary functions are to: (i) recommend and approve compensation philosophy and guidelines for the Company's executive and managerial group, including the Company's chief executive officer; (ii) approve an appropriate compensation level for the chief executive officer based on personal performance and responsibilities as well as compensation practices for like executives in competitive industries and other industries, subject to final approval of the Board of Directors; (iii) review and approve the chief executive's recommendations for the compensation of individuals in the management group, subject to final approval of the Board of Directors; (iv) perform all of the foregoing with respect to the adoption and implementation of any bonus system or a stock option plan applicable to the executive and managerial group; (v) review and advise the Board of Directors on management succession planning; (vi) undertake studies with Company employees or outside consultants to determine the competitiveness of Company benefit plans as to content and cost; (vii) make recommendations to the Board of Directors and management, as appropriate, as to amendments, discontinuations and initiations of benefit plans; (viii) independently, or with the cooperation of the Audit Committee, maintain an active level of knowledge as to the funding status of the various pension plans of the Company as well as the performance of the investment mediums for those plans; and (ix) perform such collateral advisory and consulting services as the Board of Directors may request or the Compensation Committee deems appropriate to its stated purposes. The members of the Compensation Committee are Dr. Grosh, Chairman, Dr. Edwards and Mr. Van Leuven. During 1996, the Compensation Committee held three meetings.

     Executive Committee. The Executive Committee is comprised of not fewer than three members of the Board of Directors, one of whom must be the Chairman of the Board and the majority of whom must be outside directors. Its function is to act on behalf of the full Board of Directors between Board meetings, and it has commensurate authority to so act by majority vote. The Executive Committee does not have the power to amend the Certificate of Incorporation, amend the By-Laws, declare dividends, issue stock, or authorize or recommend to the stockholders the merger or dissolution of the Company. Likewise, the Executive Committee does not have the power to sell, lease or exchange all or substantially all of the property and assets of the Company or to recommend such action to the stockholders. The members of the Executive Committee are Mr. Van Leuven, Chairman, Mr. Farrar and Mr. Trauscht. During 1996, the Executive Committee held one meeting.

     Nominating Committee. The Nominating Committee is comprised of not fewer than three members. Its primary functions are to: (i) recommend to the Board of Directors individuals to fill Board vacancies; (ii) develop specifications and criteria for Board membership; (iii) consider and advise the Board of Directors on matters relating to the composition and organization of the Board of Directors, including the formation, composition and function of committees of the Board; and (iv) perform such collateral advisory and consulting services as the Board of Directors may request or the Nominating Committee deems appropriate to its stated purposes. The members of the Nominating Committee are Dr. Edwards, Chairman, Mr. Thacher and Mr. Trauscht. During 1996, the Nominating Committee held two meetings.

     The Board of Directors may from time to time by resolution create such other committees for such purposes and with such powers and duties as the Board of Directors prescribes by resolution.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the "Committee") has furnished the following report on compensation with respect to the executive officers of the Company, as defined under the rules of the Securities and Exchange Commission.

     The Committee is comprised of the non-employee directors of the Company listed at the end of this Executive Compensation report. No member of the Committee has any insider or interlocking relationship with the Company, as these terms are defined under rules of the Securities and Exchange Commission. The Committee is responsible for developing and recommending the Company's executive compensation principles, policies and programs to the Board of Directors. In addition, the Committee recommends to the Board of Directors, on an annual basis, the compensation to be paid to the Chief Executive Officer (the "CEO") and, with advice from the CEO, to each of the other executive officers of the Company, including the executive officers named below in the Summary Compensation Table.

     The Committee works with an outside compensation consultant that provides the Committee with analyses of published annual compensation surveys and periodically conducts special peer group surveys.

COMPENSATION PHILOSOPHY

     This Executive Compensation report reflects the Company's compensation philosophy as adopted by the Committee and endorsed by the Board of Directors. The Company's compensation programs have been designed to support and reinforce its long-term business strategy and link compensation to stockholder value. The programs provide executive officers and other key employees with the opportunity to earn market competitive salaries and market competitive incentive compensation opportunities. The objectives of the Company's executive compensation program, as developed by the Committee and subject to periodic review, are to:

     o Attract and retain high-quality executives with experience in the Company's markets.

     o Align compensation with the goals and expectations of the Company and each business unit.

     o Vary individual compensation based on performance as measured by corporate and business unit financial results, strategic achievements and individual contributions.

     o Align executives' interests with the long-term interests of stockholders by enabling significant Company stock ownership.

     The Company achieves these goals through a compensation strategy that provides for competitive: salary ranges, annual incentive targets, and stock option grant guidelines.

     Section 162(m) of the Internal Revenue Code (the "Code") precludes tax deductions for compensation paid in excess of $1 million to certain executive officers unless specified conditions are met. Based on current pay levels and the design of existing compensation plans, the Committee believes that any tax deductions that may be lost by reason of Section 162(m) for such compensation would not be material for the foreseeable future. No tax deductions were lost in 1996 due to Section 162(m). The Equity Incentive Plan conforms to Section 162(m) conditions that permit tax deductions.

PAY POSITIONING

     The Committee's executive compensation program is designed to provide a median competitive compensation opportunity (adjusted for the Company's size) for comparable executive position responsibilities, relative to a peer group, through base salary, annual incentive awards and long-term stock-based incentives. Each of these three compensation components is described below. The mix between fixed and performance-based compensation is substantially the same as in the peer group. Total cash compensation is sufficiently variable so that performance that is above targeted performance, as approved annually by the Board, will result in pay that is above median competitive levels of total cash compensation, and performance that is below targeted levels will result in pay that is below median competitive levels of total cash compensation.

     The peer group, which is comprised of 34 companies, serves as the comparison group for determining median competitive pay levels. Selection of a company for the peer group is based upon the following five criteria: (i) the company's stock is publicly traded, (ii) the company operates with multiple lines of business, (iii) the company manufactures engineered industrial products, (iv) the company operates globally, with a mix of domestic and international businesses, and (v) the company has overall revenues within a range of $170 million to $10 billion. The pay levels determined from these 34 companies are adjusted to reflect the Company's revenue size. The Committee's compensation consultants have determined that a special survey of the Company's peer group is required only periodically, and that published surveys are statistically sufficient for determining pay levels within the Company's peer group during interim years. The last special peer group survey was conducted in 1994, and the Committee expects to conduct another special survey in 1997.

     Of the 34 companies in the peer group, three are included in the S&P SmallCap 600(Registered) Index and six are included in the S&P Manufacturing (Diversified Industrials) Index, which are the Company's comparison groups for total return on investment performance (change in year-end stock price plus reinvested dividends) for purposes of the performance comparisons that appear in the performance graph below. The Committee believes that comparison to these pay and performance groups is appropriate.

PAY MIX AND MEASUREMENT FOR EXECUTIVE OFFICERS

     The three components of compensation for executive officers of the Company are: (i) base salary, (ii) annual incentive cash bonuses ("Executive Incentive Compensation"), and (iii) long-term incentive compensation in the form of stock equity awards under the Company's Equity Incentive Plan. In general, the proportion of an executive's compensation that is in the form of incentives increases with the level of responsibility of the officer.

     Base Salaries

     The Committee seeks to set base salaries for the Company's executive officers at levels that are competitive with median levels for executives with comparable roles and responsibilities, within the peer group. The Company maintains an executive salary administration program which uses external and internal comparisons to set salary grades and ranges based on these median competitive levels. Individual executive officer salaries are reviewed annually by the Committee, which may approve increases from time to time based on an assessment of individual contribution to the Company and the positioning of the individual's salary within the approved range.

     Base salary increases were granted in 1996 to all executive officers serving in January of that year, excluding the CEO. The average increase was 6.1%, which reflects that two such executive officers received no salary increase in 1994 and 1995, and two other such executive officers received salary increases in only one of those years. Overall, base salaries of executive officers are somewhat above median competitive levels due to the reduction in the size of the Company during 1994, 1995, and 1996. Because the Company divested certain businesses, the median competitive levels of pay declined, but to retain its key executives, the Committee has determined not to reduce executive salaries to match the size-adjusted median competitive levels.

     Executive Incentive Compensation

     The Committee administers an annual cash incentive program for executive officers, as well as other management employees. Each year the Committee recommends to the Company's Board of Directors an individual and aggregate target cash bonus amount for executive officers that reflects the approximate median competitive levels of the peer group companies. The aggregate target amount is designed to be paid if the Company achieves its net income goal for the year. The goal is established by the Committee and approved by the Board of Directors. For net income performance above and below threshold, the Committee determines the size of the aggregate payment. For net income performance below threshold, the Committee normally recommends no incentive payments for the year. For 1996, the Committee determined that net income fell short of the threshold. However, due to the following exceptional circumstances, the Committee recommended, and the Board approved, annual incentive payments to all executives: (i) the Company completed a successful financial restructuring, (ii) certain other key strategic objectives were achieved, and (iii) the potential loss of executive officers if an annual incentive bonus was not awarded would jeopardize the future prospects of the Company.

     Once the aggregate pool is established by the Committee and approved by the Board of Directors, actual awards vary for executive officers based on their individual contribution to the Company's net income performance and achievement of individual non-financial strategic objectives. These assessments are made subjectively by the Committee without assigning particular weight to any factor.

     Overall, the 1996 incentive compensation awards were substantially less than target, and less than those awarded with respect to 1995. Actual awards approved for executive officers, excluding the CEO, expressed as a percentage of target award, ranged from 33% to 58%, with an average of approximately 45% of target award.

     Equity Incentive Plan

     The Company's Equity Incentive Plan authorizes the Committee to award stock options (both non-qualified and incentive options), stock appreciation rights and restricted stock or restricted stock unit awards to key executives.

     Awards under the Company's Equity Incentive Plan are designed to strengthen the alignment of the long-term interests of the Company's executives with those of its stockholders by directly linking executive compensation to stockholder return. Since the adoption of the Company's Equity Incentive Plan, non-qualified options have been granted from time to time, including during 1996, at an exercise price per share that was not less than fair market value of the Company's Common Stock on the date of grant. Both the size of such grants and the proportion relative to the total number of option shares granted are a function of the recipient's level of responsibility within the Company, stock option (and/or long-term incentive) grants provided to comparable executives within the peer group companies and the judgment of the Committee.

     The value of stock option grants in 1996 was below median competitive grant levels. The Committee believes the number of shares of the Company's Common Stock required to provide fully competitive stock option grants would result in unwarranted levels of share utilization. The total number of option shares granted to all employees in 1996 was approximately 1.5% of the total number of shares outstanding, which results in a median competitive level of share utilization. The average number of option shares granted to executive officers, excluding the CEO, in 1996 was 16,142 shares.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The principles guiding compensation for the CEO are substantially the same as those set forth for other executive officers.

     No change was made to Mr. Farrar's base salary in 1996. Mr. Farrar has not received a salary increase since he was hired in 1993. Mr. Farrar's salary was decreased in 1995 in order to shift his total compensation package towards equity-based incentives. In lieu of a salary increase in 1996, Mr. Farrar received a combination stock option award to purchase 45,000 shares of the Company's Common Stock (in addition to his normal stock option grant) and a restricted stock award of 35,000 shares of the Company's Common Stock. The combined value of the stock option and restricted stock shares is approximately equivalent to the present value of a 10% salary increase (assuming Mr. Farrar remains employed until retirement at age 65) and the value of the economic loss from other forms of compensation tied to his salary level (i.e., annual incentive, the Company's supplemental executive retirement plan, and life insurance). The Committee believes this stock-based award instead of a salary increase further aligns the CEO with the interests of the Company's stockholders.

     Based solely on the Company's financial performance, Mr. Farrar would not have received an annual incentive bonus in 1996. However, the Committee and the Board awarded Mr. Farrar a cash incentive of $80,000 (which is 36% of his median competitive target award) to acknowledge Mr. Farrar's leadership and individual performance relative to the Company's restructuring and other strategic corporate objectives. As with other executive officers, no specific relative importance was assigned to any one factor in making this decision. Mr. Farrar also received a normal grant of 70,000 option shares under the Equity Incentive Plan. The value of this normal stock option grant is less than a median competitive grant.

                                          Submitted by the Compensation
                                          Committee
                                          of the Company's Board of Directors:

                                          Richard J. Grosh, Chairman
                                          James B. Edwards
                                          Arthur E. Van Leuven

PERFORMANCE GRAPH

     The following graph sets forth a comparison of five-year cumulative total return among the Company, the S&P 500(Registered) Index, the S&P Manufacturing (Diversified Industrials) Index and the S&P SmallCap 600(Registered) Index. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1991 in each of the Company, the S&P 500(Registered) Index, the S&P Manufacturing (Diversified Industrials) Index and the S&P SmallCap 600(Registered) Index.

                                    [GRAPHIC]

      In the printed version of this document, a line graph appears which depicts the following plot points:


                                        Dec-91  Dec-92  Dec-93  Dec-94  Dec-95  Dec-96
                                        ------  ------  ------  ------  ------  ------
Imo Industries Inc.                       $100    $ 62    $ 89    $118    $ 66    $ 30
S&P 500(Register Mark)                    $100    $108    $118    $120    $165    $203
S&P 500(Register Mark)
 Manufacturing (Diversified) Index        $100    $108    $132    $136    $192    $264
S&P 600 SmallCap(Register Mark) Index     $100    $121    $144    $137    $178    $216

     The following table sets forth certain information with respect to compensation paid or accrued by the Company during each of the three fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994 to the chief executive officer of the Company and the other four most highly compensated executive officers of the Company who served in 1996.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                      ------------------------
                                                                               AWARDS
                                                                      ------------------------
                                                ANNUAL COMPENSATION   RESTRICTED     SECURITIES
                                                --------------------     STOCK       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY($)  BONUS($)    AWARDS($)     OPTIONS(#)   COMPENSATION($)(1)
-----------------------------------  ---------  ---------  ---------  -----------  -----------  -----------------
Donald K. Farrar...................       1996   $450,000  $  80,000  $196,875(2)(3)  115,000(3)      $10,350
Chairman, President and                   1995    450,000     90,000        --         70,000           8,359
Chief Executive Officer                   1994    450,000    210,000   390,000(2)     150,000           9,000

John J. Carr.......................       1996    260,000     60,000          --       25,000           9,270
Executive Vice President                  1995    240,000     65,000          --       25,000             245
                                          1994    240,000     85,000          --       25,000           6,480

William M. Brown...................       1996    255,000     50,000          --       20,000           9,135
Executive Vice President,                 1995    230,000     55,000          --       20,000           7,105
Chief Financial Officer and               1994    230,000     85,000          --       25,000           6,210
Corporate Controller

Brian Lewis(4).....................       1996    243,820     30,000          --           --         262,254(5)
Executive Vice President                  1995    216,000     35,000          --       20,000           3,800
                                          1994    198,900     70,000          --       25,000           3,167

Thomas J. Bird.....................       1996    208,000     40,000          --       20,000           7,866
Executive Vice President,                 1995    200,000     40,000          --       20,000           5,796
General Counsel and Secretary             1994    179,167     70,000          --       22,000           4,876

----------
(1) For 1996, the amounts set forth in this column consist of a $2,250 contribution by the Company to the Employees Stock Savings Plan account of each named individual, except Mr. Lewis who was not a participant, plus the following amounts of life insurance premiums paid by the Company on behalf of such persons: Mr. Farrar, $8,100; Mr. Carr, $7,020; Mr. Brown, $6,885; Mr. Lewis, $4,573; and Mr. Bird, $5,616.

(2) Mr. Farrar's 1994 restricted stock award for 40,000 shares vested as to 20% of the shares, or 8,000 shares, on December 31, 1995 and 10% of the shares, or 4,000 shares, on December 31, 1996, and will vest in increments of 10% of the shares, or 4,000 shares, each December 31 thereafter commencing December 31, 1997 and ending December 31, 2003, except that all shares covered by such award will vest in any event on the first day of the month preceding Mr. Farrar's 65th birthday (i.e., on May 1, 2003) if he remains an employee of the Company or one of its affiliates until that date. Mr. Farrar's 1996 restricted stock award for 35,000 shares vests in five annual increments of 7,000 shares, commencing August 2, 1997. Any dividends paid on the shares of restricted stock during the respective restriction periods will be paid to Mr. Farrar. As of December 31, 1996, the 93,000 shares of restricted stock held by Mr. Farrar had a value of $290,625 based upon the $3.125 closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1996.

(3) In lieu of a salary increase in 1996, Mr. Farrar was granted options to purchase 45,000 shares of the Company's Common Stock and was granted a restricted stock award of 35,000 shares of the Company's Common Stock.

(4) Mr. Lewis was employed and paid by Imo Industries (UK) Limited, a United Kingdom subsidiary of the Company, locally in pounds sterling, translated to U.S. dollars in this table at an exchange rate of 1.67 for 1996, 1.54 for 1995 and 1.53 for 1994.

(5) Mr. Lewis' employment with Imo Industries (UK) Limited terminated on December 31, 1996, pursuant to a Severance Agreement. Severance payments of $257,681 were accrued to Mr. Lewis in 1996 in accordance with the Severance Agreement. See the description of Mr. Lewis' Severance Agreement and also the Consulting Agreement subsequently entered into between Mr. Lewis and the Company under "Employment-Related and Other Agreements" below.

     The following table sets forth information with respect to options granted to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------
                                          NUMBER OF
                                         SECURITIES       % OF TOTAL
                                         UNDERLYING         OPTIONS
                                           OPTIONS        GRANTED TO      EXERCISE OR                  GRANT DATE
                                           GRANTED       EMPLOYEES IN     BASE PRICE   EXPIRATION       PRESENT
      NAME                                 (#)(1)         FISCAL YEAR       ($/SH)        DATE        VALUE($)(2)
      ----                                 ------         -----------       ------        ----        -----------
Donald K. Farrar......................       45,000              18%         $5.625      8/02/06        $154,406
                                             70,000              28%          3.375     11/27/06         144,123
John J. Carr..........................       25,000              10%          3.375     11/27/06          51,469
William M. Brown......................       20,000               8%          3.375     11/27/06          41,175
Brian Lewis...........................           --               --             --           --              --
Thomas J. Bird........................       20,000               8%          3.375     11/27/06          41,175

----------
(1) Each option becomes exercisable in increments of 25% of the shares underlying such options commencing on the first, second, third and fourth anniversaries of the date of the option grant. All unvested options will vest in full upon the determination by the committee administering the Equity Incentive Plan that a change in control of the Company has occurred or upon the liquidation or dissolution of the Company.

(2) The Black-Scholes model, a widely used and accepted formula for valuing traded stock options, was used to determine the grant date present value of the executive stock options. The Black-Scholes value used in this table is the same value used to report the expense associated with stock options in the Company's audited financial statements in accordance with FAS 123. The following assumptions were used to calculate the Black-Scholes value: a seven-year option term, 52.8% stock price volatility, 6.16% risk-free rate of return, annual dividend yield of 0% and an exercise price equal to stock price on the date of grant. The Company has used the historical annual dividend yield and stock price volatility rate as assumptions for the Black-Scholes model. These are not projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility rate over the next seven years. There is no gain to executives, however, if the per share market price of the Company's Common Stock does not increase or declines.

     The following table sets forth information with respect to options held at December 31, 1996 by the persons named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FY-END(#)              AT FY-END ($)(2)
                                                             -------------------------  ----------------------------------
      NAME                                                   EXERCISABLE  UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
      ----                                                   -----------  -------------   -----------      -------------
Donald K. Farrar...........................................     132,500       327,500         $0                 $0
John J. Carr...............................................      77,500        62,500          0                  0
William M. Brown...........................................      52,570        52,000          0                  0
Brian Lewis................................................      82,005             0          0                  0
Thomas J. Bird.............................................      36,301        51,000          0                  0

----------
(1) No options were exercised by the named executive officers during the year ended December 31, 1996.

(2) No value indicated inasmuch as the exercise prices of all such options were above the market value of the Company's Common Stock as of December 31, 1996.

EMPLOYMENT-RELATED AND OTHER AGREEMENTS

     The Company has termination agreements with various executive officers of the Company, including Messrs. Farrar, Carr, Brown, and Bird, in order to reinforce and encourage the continued dedication and attention of such persons to their assigned duties without distractions arising from a potential change in control. The termination agreements are operative upon the occurrence of a "change in control" of the Company, which would be deemed to occur if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, (ii) individuals who constituted the Board of Directors of the Company at the beginning of the term of such agreement, including any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the term of such agreement or their successors cease, for any reason, to constitute a majority thereof or (iii) more than 50% of the assets of the Company, including the business for which such executive's services are principally performed, are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets or otherwise. As part of the termination agreements, each executive has agreed that, subject to the terms of his termination agreement, in the event of a "potential change in control" of the Company the executive will remain in the employ of the Company or its subsidiaries during the pendency of any such "potential change in control" and for a period of one year after the occurrence of an actual "change in control." A "potential change in control" would be deemed to occur if (i) the Company enters into an agreement, the consummation of which would result in a "change in control" of the Company, (ii) any person, including the Company, publicly announces an intention to take or to consider taking actions which if consummated would constitute a "change in control" or (iii) the Board of Directors adopts a resolution to the effect that a "potential change in control" has occurred. If an executive's employment is terminated within three years of a change in control (i) by the Company other than for cause, retirement or disability or
(ii) by the executive for "good reason," the executive will be entitled to a lump sum payment equal to 2.99 times his average taxable compensation from the Company during the five fiscal years of the Company immediately preceding the change in control, as well as bonuses declared but not yet paid, amounts in settlement of outstanding stock options, a lump sum payment of certain retirement benefits and continuing life, disability, accident and health insurance coverage for a three-year period after such termination. "Good reason" is broadly defined in the agreements to include any change in duties or responsibilities, reduction in compensation or benefits or relocation. The agreements, however, provide that no amount is to be paid to any person which would result in such a payment being subject to an excise tax under the Code and being nondeductible by the Company for federal income tax purposes. If the employment of all of the above-named executive officers were to be terminated under circumstances requiring payments under such agreements, such officers would currently be entitled to receive approximately $5,084,898.

     Brian Lewis resigned from his position as Executive Vice President of the Company, and his employment by Imo Industries (UK) Limited terminated, effective December 31, 1996. In connection with the termination of employment, Mr. Lewis entered into a Severance Agreement with Imo Industries (UK) Limited pursuant to which Mr. Lewis was paid $10,521 as a statutory termination payment required to be paid under United Kingdom law, $243,820 as a termination compensation payment and $3,340 for a confidentiality and cooperation agreement. Additionally, under the Severance Agreement, all of his options to purchase shares of the Company's Common Stock vested immediately, his life assurance and medical insurance will be continued to January 1999, and Imo Industries (UK) Limited agreed to pay reasonable legal and tax service fees in connection with the termination of his employment. Mr. Lewis was also provided a pension plan enhancement described below under "Pension Plans." Mr. Lewis agreed to release any claims against Imo Industries (UK) Limited, the Company and its affiliates regarding his termination. Subsequently, Mr. Lewis entered into a Consultancy Agreement with the Company, which provides that the Company will pay Mr. Lewis a fee of $1,670 per day for consulting work performed on behalf of the Company, which is expected to be performed an average of one day per week during the first three months of 1997. Payments to Mr. Lewis under the Severance Agreement and the Consultancy Agreement are denominated in pounds sterling, and are translated above into U.S. dollars at a 1.67 exchange rate.

PENSION PLANS

     The following table shows the estimated maximum annual retirement benefits payable to a covered participant under the Imo Industries Inc. U.S. Salaried Plan (the "Salaried Plan") and under a non-qualified supplemental executive retirement plan (the "Supplemental Plan"), which provides benefits that would otherwise be denied to participants by reason of certain Code limitations on qualified plan benefits, upon normal retirement at December 31, 1996 after selected periods of service (collectively referred to hereinafter as the "Salaried Pension Plans"). Benefits were calculated assuming participants and their spouses elect a straight-life annuity rather than a joint and survivor or other form of annuity, in which case benefits would generally be lower than shown in the table. Benefits are not subject to any deduction for Social Security or other offset amounts.

                               PENSION PLAN TABLE

    FINAL                                    YEARS OF SERVICE
   AVERAGE     ----------------------------------------------------------------------------
  EARNINGS      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------  -----------  -----------  -----------  -----------  -----------  -----------
   $  100,000     $ 16,208     $ 24,311     $ 32,415     $ 40,519     $ 43,967     $ 47,416
      150,000       25,208       37,811       50,415       63,019       68,467       73,916
      200,000       34,208       51,311       68,415       85,519       92,967      100,416
      250,000       43,208       64,811       86,415      108,019      117,467      126,916
      300,000       52,208       78,311      104,415      130,519      141,967      153,416
      350,000       61,208       91,811      122,415      153,019      166,467      179,916
      400,000       70,208      105,311      140,415      175,519      190,967      206,416
      450,000       79,208      118,811      158,415      198,019      215,467      232,916
      500,000       88,208      132,311      176,415      220,519      239,967      259,416
      550,000       97,208      145,811      194,415      243,019      264,467      285,916
      600,000      106,208      159,311      212,415      265,519      288,967      312,416
      700,000      124,208      186,311      248,415      310,519      337,967      365,416
      800,000      142,208      213,311      284,415      355,519      386,967      418,416
      900,000      160,208      240,311      320,415      400,519      435,967      471,416
    1,000,000      178,208      267,311      356,415      445,519      484,967      524,416
    1,100,000      196,208      294,311      392,415      490,519      533,967      577,416

     Final average earnings are based upon the highest five consecutive years of compensation during the participant's last ten years of service. The annual compensation taken into account under the Salaried Pension Plans is the monthly salary in effect on January 1 of each year multiplied by 12 (or, if fewer, the number of months of employment in that year), plus the amount of any bonus earned during the previous year. This compensation differs from the annual compensation set forth in the Summary Compensation Table, which includes bonuses earned in the same salary year. With respect to the year ended December 31, 1996, covered compensation under the Salaried Pension Plans for the persons named in the Summary Compensation Table did not differ by more than 10% from their respective annual compensation shown in such table.

     As of December 31, 1996, the persons named in the Summary Compensation Table had the following years of benefit service as defined under the Salaried Pension Plans: Mr. Farrar, 3.3 years; Mr. Brown, 4.6 years; Mr. Carr, 30.3 years; and Mr. Bird, 6.5 years. Effective January 1, 1992, Mr. Lewis was transferred to the Morse Controls Limited Pension and Life Assurance Plan (the "Morse Controls Plan"), a United Kingdom pension plan. The Morse Controls Plan, to which both Imo Industries (UK) Limited and Mr. Lewis contributed, provides a normal retirement pension of 1/45th of the final average salary, which includes his executive incentive bonus minus a portion of United Kingdom social security benefits, for each year of pensionable service. Mr. Lewis' employment with Imo Industries (UK) Limited terminated as of December 31, 1996. As described under "Employment-Related and Other Agreements" above, Mr. Lewis has entered into a Severance Agreement with Imo Industries (UK) Limited, which includes a provision for a pension plan enhancement based upon an increase to Mr. Lewis' number of years of pensionable service plus an adjustment. Therefore, Mr. Lewis' annual pension benefit, which comprises his benefit under the Morse Controls Plan and the Salaried Plan plus the enhancement under the Severance Agreement, will be pounds 108,000 in the aggregate, or $180,360 assuming an exchange rate to U.S. dollars of 1.67.

     While the Company was a wholly owned subsidiary of Transamerica Corporation, the Company's employees participated in the Pension Plan for Salaried U.S. Employees of Transamerica Corporation and Affiliates (the "Transamerica Pension Plan"). The Transamerica Pension Plan provides that employees of the Company will continue to vest in their benefits accrued prior to December 31, 1986, as calculated under the Transamerica Pension Plan, taking into account only benefit service credited and compensation earned prior to December 31, 1986, and will continue to receive credit toward the service requirement for subsidized early retirement benefits and pre-retirement death benefits, based upon their service with the Company after December 31, 1986. Accrued benefits under the Salaried Plan will be offset by any vested benefits under the Transamerica Pension Plan.

     The benefits shown in the Pension Plan Table do not reflect the applicable limitations imposed by Sections 415 and 401(a)(17) of the Code. Benefits payable pursuant to the Salaried Pension Plans are restricted in accordance with the limitations of Sections 415 and 401(a)(17) of the Code; however, the Company maintains the Supplemental Plan under which the Company makes supplemental pension payments to employees whose benefits under the Salaried Plan are reduced by the limitations imposed under Section 415 and 401(a)(17) of the Code. The Company is responsible for all liabilities with respect to supplemental benefit payments accrued by employees of the Company. In July 1991, the Company's Board of Directors approved the establishment of a grantor trust (the "Trust") under
Section 671 of the Code. The purpose of the Trust is to satisfy the Company's obligations to pay benefits to those entitled thereto under the Supplemental Plan. Pursuant to the terms of the Trust, the Company will from time to time irrevocably transfer to the Trust assets that will be held in the Trust, subject to the claims of the Company's creditors, until paid to participants and beneficiaries of the Supplemental Plan in accordance with the terms of the Supplemental Plan. During fiscal 1996, the Company did not transfer any amount to the Trust.

                        ELECTION OF INDEPENDENT AUDITORS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of Ernst & Young LLP as the Company's independent auditors for its 1997 fiscal year. Election of Ernst & Young LLP will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the election of Ernst & Young LLP as the Company's auditors for its 1997 fiscal year.

     Representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions presented by stockholders at the Annual Meeting.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for its fiscal year ended December 31, 1996 is being mailed to the Company's stockholders with this Proxy Statement.

                             STOCKHOLDER PROPOSALS
                            FOR 1998 ANNUAL MEETING

     Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1998 Annual Meeting of Stockholders must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at 1009 Lenox Drive, Lawrenceville, New Jersey 08648, not later than December 5, 1997.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,


                                          /s/ Thomas J. Bird
                                          -------------------------------------
                                          THOMAS J. BIRD
                                          Executive Vice President,
                                          General Counsel and Secretary

Date: April 4, 1997

                              IMO INDUSTRIES INC.

                                     PROXY

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1997

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Thomas J. Bird and George Szwabiuk, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Imo Industries Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540, on Tuesday, May 20, 1997 at 10 a.m. and at any adjournment thereof, as shown on the voting side of this card.



SEE REVERSE
SIDE

         Please mark your                                                 2327
/ X /    votes as in this
         example.


         This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class II Directors and FOR Proposal 2.


1. Election of All          FOR  /  /  withheld  /  /    Nominees:
   Nominees for                                          James B. Edwards
   Class II Directors                                    Carter P. Thacher
   Listed Hereon.

For all nominees listed hereon, except vote withheld from the following nominee(s):

-------------------------------------------------------------------------------

2. ELECTION OF ERNST & YOUNG LLP as the independent auditors for the Company's 1997 fiscal year. The Board of Directors recommends a vote FOR this proposal.

FOR /  / AGAINST  /  /  ABSTAIN   /  /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.




This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such


________________________________



________________________________
SIGNATURE(S)      DATE